EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                         CITIZENS BANK OF MASSACHUSETTS

                         CITIZENS FINANCIAL GROUP, INC.

                                       and

                              MEDFORD BANCORP, INC.

                            Dated as of June 13, 2002

                                TABLE OF CONTENTS

ARTICLE I - THE MERGER.......................................................1
      1.1   The Merger.......................................................1
      1.2   Effective Time...................................................2
      1.3   Effects of the Merger............................................2
      1.4   Conversion of Seller Common Stock................................2
      1.5   Merger Sub Common Stock..........................................3
      1.6   Employee Stock Options...........................................3
      1.7   Articles of Organization.........................................4
      1.8   By-Laws..........................................................4
      1.9   Directors and Officers...........................................4

ARTICLE II - EXCHANGE OF SHARES..............................................4
      2.1   Buyer to Deposit Aggregate Merger Consideration..................4
      2.2   Exchange of Shares...............................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER....................5
      3.1   Corporate Organization...........................................5
      3.2   Authority; No Violation..........................................6
      3.3   Consents and Approvals...........................................6
      3.4   Financial Statements.............................................7
      3.5   Broker's Fees....................................................7
      3.6   Legal Proceedings................................................7
      3.7   Capital; Availability of Funds...................................7
      3.8   Buyer Information................................................8

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SELLER....................8
      4.1   Corporate Organization...........................................8
      4.2   Capitalization...................................................9
      4.3   Authority; No Violation.........................................10
      4.4   Consents and Approvals..........................................12
      4.5   Financial Statements............................................12
      4.6   Broker's Fees...................................................13
      4.7   Absence of Certain Changes or Events............................13
      4.8   Legal Proceedings...............................................14
      4.9   Reports.........................................................14
      4.10  Agreements with Banking Authorities.............................15
      4.11  Absence of Undisclosed Liabilities..............................15
      4.12  Compliance with Applicable Law..................................15
      4.13  Taxes and Tax Returns...........................................16
      4.14  Labor...........................................................17
      4.15  Employees.......................................................17
      4.16  Capitalization..................................................19
      4.17  CRA, Anti-money laundering  and Customer Information Security...19


                                      (i)

      4.18  Material Agreements.............................................19
      4.19  Property and Leases.............................................20
      4.20  Loan Portfolio..................................................21
      4.21  Investment Securities...........................................21
      4.22  Derivative Transactions.........................................21
      4.23  Insurance.......................................................21
      4.24  Environmental Matters...........................................22
      4.25  Administration of Accounts......................................23
      4.26  Investment Management Activities................................23
      4.27  Recent Acquisitions.............................................24
      4.28  Seller Rights Agreement.........................................24
      4.29  State Takeover Laws.............................................24
      4.30  Proxy Statement; Seller Information.............................24
      4.31  Deposit/Loan Agreements.........................................24
      4.32  Disclosure......................................................24

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS.......................24
      5.1   Conduct of Businesses Prior to the Effective Time...............24
      5.2   Seller Forbearances.............................................25
      5.3   Buyer Forbearances..............................................28
      5.4   System Conversions..............................................28
      5.5   Certain Changes and Adjustments.................................29
      5.6   Branches........................................................29
      5.7   Servicing.......................................................29
      5.8   Purchaser Products and Services.................................29
      5.9   ALCO Management.................................................30
      5.10  Deposit Incentive Plan..........................................30
      5.11  Charitable Foundation...........................................30

ARTICLE VI - ADDITIONAL AGREEMENTS..........................................30
      6.1   Regulatory Matters; Consents....................................30
      6.2   No Solicitation.................................................31
      6.3   Access to Information...........................................33
      6.4   Legal Conditions to Merger......................................34
      6.5   Employment and Benefit Matters..................................35
      6.6   Directors' and Officers' Indemnification and Insurance..........36
      6.7   Additional Agreements...........................................38
      6.8   Advice of Changes...............................................38
      6.9   Update of Disclosure Schedules..................................38
      6.10  Current Information.............................................38
      6.11  Transition Committee............................................38
      6.12  Bank Merger.....................................................39
      6.13  Organization of the Merger Sub..................................39
      6.14  Community Commitments...........................................40
      6.15  Citizens Financial Group........................................40


                                      (ii)

      6.16  Section 16 Matters..............................................40

ARTICLE VII - CONDITIONS PRECEDENT..........................................41
      7.1   Conditions to Each Party's Obligations To Effect the Merger.....41
      7.2   Conditions to the Obligations of the Buyer......................41
      7.3   Conditions to the Obligations of the Seller.....................42

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER............................42
      8.1   Termination.....................................................42
      8.2   Effect of Termination...........................................43
      8.3   Amendment.......................................................44
      8.4   Extension; Waiver...............................................44

ARTICLE IX - MISCELLANEOUS..................................................45
      9.1   Closing.........................................................45
      9.2   Nonsurvival of Representations, Warranties and Agreements.......45
      9.3   Expenses........................................................45
      9.4   Notices.........................................................45
      9.5   Interpretation..................................................46
      9.6   Counterparts....................................................47
      9.7   Entire Agreement................................................47
      9.8   Governing Law...................................................47
      9.9   Severability....................................................47
      9.10  Publicity.......................................................47
      9.11  Assignment; Reliance of Other Parties...........................47
      9.12  Specific Performance............................................47
      9.13  Alternative Structure...........................................48
      9.14  Definitions.....................................................48

Exhibits

Exhibit I   Agreement and Plan of Merger
Exhibit II  Amendment to the Seller Rights Agreement
Exhibit III Stockholders Agreement

Schedules

4.1(c)      Subsidiaries and Equity Investments
4.2(a)      Capitalization
4.2(c)      Subsidiaries
4.7         Certain Changes or Events
4.8         Legal Proceedings
4.9         Reports
4.13        Taxes and Tax Returns


                                      (iii)

4.15(a)     Seller Pension Plans
4.15(c)     Value of Pension Assets
4.15(d)     Administration of Pension Plans
4.15(h)     Post-employment Benefits
4.15(i)     Post-termination Benefits
4.18        Seller Contract
4.23(a)     InsurancePolicies
4.23(b)     O&D Life Insurance Policies
4.24(d)     Environmental Matters
5.2         Seller Forbearances
7.2(e)      Stockholders Agreements


                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 13, 2002, by and among, CITIZENS BANK OF MASSACHUSETTS, a Massachusetts chartered trust company (the "Buyer"), MEDFORD BANCORP, INC., a Massachusetts corporation (the "Seller") and for the purpose of Article III and Section 6.16, CITIZENS FINANCIAL GROUP, INC., a Delaware corporation and the parent company of the Buyer (the "Parent"). The capitalized terms used in this Agreement are defined in Section 9.14 hereof.

      WHEREAS, the Boards of Directors of the Buyer and the Seller have determined that it is in the best interests of their respective stockholders and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which the Buyer will, subject to the terms and conditions set forth herein, acquire the Seller;

      WHEREAS, following the execution and delivery of this Agreement, the Buyer shall take such action as is appropriate to form a subsidiary to be organized as a corporation (the "Merger Sub") under the MBCL, and to cause the Merger Sub to become a party to this Agreement, pursuant to which the Merger Sub shall merge (the "Merger") with and into the Seller, upon the terms and subject to the conditions set forth herein (the Seller and the Merger Sub being the constituent corporations of the Merger);

      WHEREAS, following the execution and delivery of this Agreement, Buyer (sometimes referred to herein as the "Surviving Bank"), shall enter into an Agreement and Plan of Merger (the "Bank Merger Agreement") with Medford Savings Bank, a Massachusetts chartered savings bank and subsidiary of the Seller (the "Seller Bank"), substantially in the form of Exhibit I hereto, providing for the merger of the Seller Bank with and into the Buyer (the "Bank Merger") under the MGL, promptly following the consummation of the Merger; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I - THE MERGER

      1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the MBCL, at the Effective Time (as defined in Section 1.2 hereof), the Merger Sub shall merge with and into the Seller. The Seller shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts as a subsidiary of the Buyer. Upon consummation of the Merger, the separate corporate existence of the Merger Sub shall terminate.

      1.2 Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") which shall be submitted for filing to the Secretary of State of The Commonwealth of Massachusetts pursuant to Section 78(a) of the MBCL on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

      1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in Section 80 of the MBCL.

      1.4 Conversion of Seller Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Seller or the holder of any of the shares of the Seller Common Stock (as defined below):

            (a) Each share of the common stock, par value $0.50 per share, of the Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time (collectively, "Shares") (other than Shares held (x) in the Seller's treasury or (y) directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (except for Trust Account Shares and DPC shares, as each such term is defined below) shall become and be converted automatically into the right to receive in cash from the Buyer an amount equal to $35.00 (the "Merger Consideration").

            (b) All of the Shares converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each, a "Certificate") previously representing any such shares of Seller Common Stock shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of Seller Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon.

            (c) At the Effective Time, all Shares that are owned by the Seller as treasury stock and all Shares that are owned directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (other than Shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties, including Shares held in the Deferred Investment Plan for Outside Directors dated as of November 28, 1990, as amended or restated from time to time (the "Deferred Investment Plan") and the ESOP (any such Shares, whether held directly or indirectly by the Buyer or the Seller, as the case may be, being referred to herein as "Trust Account Shares") and other than any Shares held by the Buyer or the Seller or any of their respective subsidiaries in respect of a debt previously contracted (any such Shares which are similarly held, whether held directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

            (d) Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to the Seller a written demand for appraisal of such Shares in the manner provided in the applicable provisions of the MBCL ("Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration otherwise payable in exchange for such Dissenting Shares pursuant to this Section 1.4 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of the MBCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such Dissenting Shares or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in Sections 86 through 98 of the MBCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Dissenting Shares and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the Merger Consideration otherwise payable in exchange for such Dissenting Shares pursuant to this Section 1.4, without any interest thereon.

            (e) The Seller shall give the Buyer (i) prompt notice of any objections filed pursuant to Sections 86 through 98 of the MBCL received by the Seller, withdrawals of such objections, and any other instruments served in connection with such objections pursuant to the MBCL and received by the Seller, and (ii) the opportunity to participate in all negotiations and proceedings with respect to objections under the MBCL consistent with the obligations of the Seller thereunder. The Seller shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to, or to any person making, any such objection, (y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with the MBCL.

      1.5 Merger Sub Common Stock. At and after the Effective Time, each share of common stock, par value $.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall become and be converted automatically into one share of common stock of the Surviving Corporation.

      1.6 Employee Stock Options. Prior to and effective as of the Effective Time, the Seller shall take all such action as is necessary to terminate, subject to compliance with this Section 1.6, the Seller 2002 Stock Option Plan, the Seller 1986 Stock Option Plan and the Seller 1993 Stock Option Plan (collectively, the "Seller Stock Option Plans"), and shall provide written notice to each holder of a then outstanding stock option to purchase shares of Seller Common Stock pursuant to the Seller Stock Option Plans (whether or not such stock option is then vested or exercisable), that such stock option shall be, as at the date of such notice, exercisable in full and that such stock option shall terminate at the Effective Time and that, if such stock option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled to receive in cancellation of such option a cash payment from the Seller at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such stock option, multiplied by the number of shares of Seller Common Stock covered by such stock option, subject to any required withholding of taxes. Subject to the foregoing, the Seller Stock Option Plans and all options issued thereunder shall terminate at the Effective Time. The Seller hereby represents and warrants to the Buyer that the maximum number of shares of Seller Common Stock subject to issuance pursuant to the exercise of stock options issued and outstanding under the Seller Stock Option Plans is not and shall not be at or prior to the Effective Time more than 390,000.

      1.7 Articles of Organization. Unless otherwise provided by the Buyer, at the Effective Time, the Articles of Organization of the Seller, as in effect at the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.8 By-Laws. At the Effective Time, the By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.9 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                         ARTICLE II - EXCHANGE OF SHARES

      2.1 Buyer to Deposit Aggregate Merger Consideration. At or prior to the Effective Time, the Buyer shall pay, or shall cause to be paid, to a bank or trust company selected by the Buyer and reasonably acceptable to the Seller (which may be a subsidiary or other Affiliate of the Buyer) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration which holders of Shares are entitled to receive pursuant to Section 1.4 hereof.

      2.2 Exchange of Shares.

            (a) As soon as practicable after the Effective Time, and in no event later than three (3) business days thereafter, the Buyer shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Seller Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Seller, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

            (b) At any time following the expiration of the sixth month after the Effective Time, the Buyer or the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds which had been made available to the Exchange Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Buyer and the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.

            (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of the shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

            (d) Neither the Buyer nor the Seller nor any other Person shall be liable to any former holder of Shares for any shares or any dividends or distributions with respect thereto or any Merger Consideration delivered in respect of any such shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (e) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the Person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, as determined in accordance with this Article II.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

      3.1 Corporate Organization.

            (a) The Buyer is a trust company duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Each of the Parent and the Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Parent and the Buyer is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not result in a Material Adverse Effect.

      3.2 Authority; No Violation.

            (a) Each of the Parent and the Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of each of the Buyer and the Parent. Except for the adoption of the Bank Merger Agreement by the Buyer's stockholders, no other corporate proceedings on the part of the Parent or the Buyer are necessary to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each of the Parent and the Buyer and (assuming due authorization, execution and delivery by the Seller and the Seller
Bank), constitute the valid and binding obligation of the Parent and the Buyer enforceable against each of them in accordance with their respective terms. The Buyer shall cause the Bank Merger Agreement to be approved by its stockholders prior to the Effective Time.

            (b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Parent and the Buyer nor the consummation by the Parent and the Buyer of the transactions contemplated hereby or thereby; nor compliance by the Parent and the Buyer with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 3.3 hereof are duly obtained, violate in any respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Parent or the Buyer, or (ii) violate, conflict with, or result in a breach of, any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Parent or the Buyer under any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-Laws of the Parent or the Buyer, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Parent or the Buyer is a party as issuer, guarantor or obligor, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Parent or the Buyer.

      3.3 Consents and Approvals. Except for consents, waivers, notifications to or approvals of, or filings or registrations with, the FDIC, the Federal Reserve Board, the Massachusetts Commissioner, the MBBI, the Massachusetts Depositors Insurance Fund ("DIF"), the Massachusetts Housing Partnership Fund ("MHPF"), the Secretary of State of The Commonwealth of Massachusetts, the DOJ, The London Stock Exchange Limited, and the Financial Services Authority, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with (a) the execution and delivery by the Parent and the Buyer of this

Agreement and the Bank Merger Agreement or (b) the consummation by the Parent and the Buyer of the Merger or the Bank Merger. The Buyer does not have any knowledge of any fact or circumstance relating to the Buyer or its subsidiaries or other Affiliates, that is reasonably likely to materially impede or delay receipt of any consents of regulatory or governmental authorities.

      3.4 Financial Statements. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Parent and its subsidiaries as of December 31 for the fiscal years 2000 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1999 through 2001, inclusive, accompanied by the audit report of Deloitte & Touche LLP, independent public accountants for the Parent, and (b) the unaudited consolidated balance sheet of the Parent and its subsidiaries as of March 31, 2002, and the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 2002 and March 31, 2001. The March 31, 2002 consolidated balance sheet of the Parent (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Parent and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments).

      3.5 Broker's Fees. Neither the Buyer nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Goldman, Sachs & Company and for legal, accounting and other professional fees payable in connection with the Merger. The Buyer will be responsible for the payment of all such fees.

      3.6 Legal Proceedings. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary or other Affiliate of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, and which, if adversely determined, would, individually or in the aggregate, materially adversely affect the Buyer's ability to perform its respective obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary or other Affiliate of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

      3.7 Capital; Availability of Funds. On the date hereof, the Buyer is, and on the Closing Date, the Buyer will be, "adequately capitalized" as such term is defined in the rules and regulations promulgated by the FDIC. Buyer will have available to it at the Effective Time sources of capital and financing sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

      3.8 Buyer Information. The information relating to the Parent, Buyer, their respective subsidiaries and other Affiliates to be contained in the Seller Proxy Statement, as described in Section 6.1 hereof, and any other documents filed with the Securities and Exchange Commission (the "SEC") in connection herewith, to the extent such information is provided in writing by the Buyer, will not, on the date the Seller Proxy Statement (or any supplement or amendment thereto) is first mailed to stockholders of the Seller or on the date of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading at the time and in light of the circumstances under which such statement is made.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Buyer as follows:

      4.1 Corporate Organization.

            (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, individually or in the aggregate, result in any Material Adverse Effect on the Seller. The Seller is a bank holding company registered with the Federal Reserve Board under the BHCA. The Articles of Organization and By-Laws of the Seller, copies of which have previously been made available to the Buyer, are true, complete and correct copies of such documents in effect as of the date of this Agreement. The Seller is not in violation of any provision of its Articles of Organization or By-Laws. The minute books of the Seller contain in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 1999 of the Seller's stockholders and Board of Directors (including committees of the Seller's Board of Directors) other than minutes which have not been prepared as of the date hereof.

            (b) Each Significant Subsidiary of the Seller is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of the Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each Significant Subsidiary of the Seller is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not individually or in the aggregate, result in any Material Adverse Effect on the Seller.

            (c) Except as set forth in Section 4.1(c) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Equity Investments (other than investments in such subsidiaries).

            (d) The Articles of Organization and By-Laws or equivalent organizational documents of each Significant Subsidiary, copies of which have previously been made available to the Buyer are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither the Seller nor any of its subsidiaries is in violation of any provision of its Articles of Organization or equivalent organizational documents or of its By-laws. The minute books of the Seller Bank contains in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 1999 of its stockholders and board of director (including committees of its board of director) other than minutes which have not been prepared as of the date hereof.

      4.2 Capitalization.

            (a) The authorized capital stock of the Seller consists of 15,000,000 shares of Seller Common Stock and 5,000,000 shares of preferred stock, par value $0.50 per share ("Seller Preferred Stock"). As of the date hereof, there are 7,801,652 shares of Seller Common Stock and no shares of Seller Preferred Stock issued and outstanding. As of the date hereof, there are 1,320,944 shares of Seller Common Stock and no shares of Seller Preferred Stock held in the treasury of the Seller. Except for Trust Account Shares and DPC Shares, no shares of Seller Common Stock are held by the Seller's subsidiaries. In addition, as of the date hereof, there are 388,000 shares of Seller Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except
(i) for rights issuable to holders of Seller Common Stock in accordance with the Seller Rights Agreement, (ii) for the Seller Stock Option Plans (which includes director and employee stock options) or (iii) as reflected in Section 4.2(a) of the Seller Disclosure Schedule, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or obligating the Seller or any such subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Seller. Section 4.2 of the Seller Disclosure Schedule sets forth as of the date hereof the names of the optionees, the date of each option to purchase shares of Seller Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Seller Option Plans. There are no Shares outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Seller.

            (b) The authorized capital stock of the Seller Bank consists of 15,000,000 shares of common stock, par value $.50 per share ("Bank Common Stock"), and 5,000,000 shares of preferred stock, par value $.50 per share ("Bank Preferred Stock"). As of the date hereof, (i) 4,541,148 shares of Bank Common Stock are issued and outstanding, all of which are owned directly or indirectly by the Seller, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (ii) no shares of Bank Common Stock are held in the treasury of the Seller Bank, and (iii) no shares of Bank Common Stock are held by any of Seller's subsidiaries. Each share of Bank Common Stock owned by the Seller or any of its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Seller's or any of its subsidiaries' voting rights, charges and other encumbrances of any nature whatsoever. No shares of Bank Preferred Stock have been issued.

            (c) Section 4.2(c) of the Seller Disclosure Schedule lists each of the subsidiaries of the Seller on the date of this Agreement and indicates for each such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Seller; and (ii) the jurisdiction of incorporation. Seller Bank has its deposits insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA to the fullest extent permitted by law, and such subsidiary has paid all premiums and assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of the Seller, threatened. Except as set forth in Section 4.2(c) of the Seller Disclosure Schedule, no subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for a subsidiary of the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any equity security of the Seller or of any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. There are no outstanding contractual obligations of any subsidiary of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such subsidiary of the Seller. All of the shares of capital stock of each of the subsidiaries of the Seller held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

      4.3 Authority; No Violation.

            (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Seller's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the other Transaction Documents or to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer and the Parent) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

            (b) The Seller Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Seller Bank. Except for adoption of the Bank Merger Agreement by the Seller Bank's stockholder, no other corporate action and no other corporate proceedings on the part of the Seller Bank are necessary to authorize the Bank Merger Agreement or the performance of the Seller Bank's obligations thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Seller Bank, will be duly and validly executed and delivered by the Seller Bank and will constitute a legal, valid and binding obligation of the Seller Bank, enforceable against the Seller Bank in accordance with its terms. Seller shall cause the Bank Merger Agreement to be approved by the stockholder of the Seller Bank prior to the Effective Time.

            (c) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Seller Bank, nor the consummation by the Seller Bank of the transactions contemplated thereby; nor compliance by the Seller or the Seller Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents, waivers and approvals referred to in
Section 4.4 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or by which any property or asset of the Seller or any of its subsidiaries is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries under any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-laws of the Seller or any of its subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults as set forth in Section 4.3(c) of the Seller Disclosure Schedule or which either individually or in the aggregate would not have a Material Adverse Effect on the Seller.

      4.4 Consents and Approvals.

            (a) Except for consents, waivers or approvals of, or filings or registrations with, or notifications to, the Federal Reserve Board, the FDIC, the Massachusetts Commissioner, the MBBI, the DIF, the MHPF, the SEC, the Secretary of State of The Commonwealth of Massachusetts, NASDAQ, and the DOJ, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary in connection with (a) the execution and delivery by the Seller of this Agreement and the execution and delivery of the Bank Merger Agreement by the Seller Bank, or (b) the consummation by the Seller of the Merger or by the Seller Bank of the Bank Merger. The affirmative vote of holders of two-thirds of the outstanding shares of Seller Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The affirmative vote of two-thirds of the outstanding shares of Bank Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller Bank necessary to approve the Bank Merger. The Seller has no knowledge of any fact or circumstance relating to the Seller or its subsidiaries, that is reasonably likely to materially impede or delay receipt of any consents of regulatory or governmental authorities.

            (b) The execution and delivery of this Agreement by the Seller, and the execution and delivery of the Bank Merger Agreement by the Seller Bank, does not require any consent, approval, authorization or permit of, or filing with or notification to, any third party (which term does not include the Board of Directors or the stockholders of the Seller or the Seller Bank), except where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not have a Material Adverse Effect on the Seller or prevent or significantly delay consummation of the Merger or the Bank Merger.

      4.5 Financial Statements. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 2000 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1999 through 2001, inclusive, as reported in the Annual Report of the Seller on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit report of Wolf & Company, P.C., independent public accountants for the Seller, and (b) the unaudited consolidated balance sheet of the Seller and its subsidiaries as of March 31, 2002, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 2002 and March 31, 2001 and the related unaudited consolidated statements of cash flows for the three (3) months ended March 31, 2002 and March 31, 2001, all as reported in the Seller's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the SEC under the Exchange Act. The December 31, 2001 consolidated balance sheet ("Seller Balance Sheet") of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Seller with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Seller and its subsidiaries, including, in each case, the notes thereto, made available to the Buyer comply, and the financial statements to be filed with the SEC by the Seller after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

      4.6 Broker's Fees. Neither the Seller nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of CIBC World Markets Corp. ("CIBC") and for legal, accounting and other professional fees payable in connection with the Merger. The Seller will be responsible for the payment of all such fees. The fee payable to CIBC in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and CIBC, a true and complete copy of which has heretofore been furnished to the Buyer. The Seller has previously received the opinion of CIBC to the effect that, as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Seller pursuant to the Merger is fair to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement.

      4.7 Absence of Certain Changes or Events. Except as disclosed in Section
4.7 of the Seller Disclosure Schedule, the Seller's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, in any Current Reports of the Seller on Form 8-K filed prior to the date of this Agreement, in the Seller's Proxy Statement filed with respect to its 2002 Annual Meeting of stockholders, in the Seller's Annual Report on Form 10-K for the year ended December 31, 2001, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2001, the Seller and its subsidiaries have not incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), except in the ordinary course of their business consistent with their past practices, nor has there been (a) any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller, and to the best knowledge of the Seller, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any change by the Seller or any of its subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants, (c) any entry by the Seller or any of its subsidiaries into any contract or commitment of more than $200,000 or with a term of more than one year other than loans and loan commitments, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any of its subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice, (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Seller or any of its subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Seller or any of its subsidiaries, (f) any material election made by the Seller or any of its subsidiaries for federal or state income tax purposes, (g) any material change in the credit policies or procedures of the Seller or any of its subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (h) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (i) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      4.8 Legal Proceedings. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Seller, threatened, against the Seller or any subsidiary of the Seller or challenging the validity or propriety of the transactions contemplated by this Agreement, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's or the Seller Bank's ability to perform its obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against the Seller or any subsidiary of the Seller having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict its ability to conduct business in any material respect in any area. Section 4.8 of the Seller Disclosure Schedule sets forth as of the date hereof all claims, suits, actions, proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller or any of its subsidiaries.

      4.9 Reports. Since January 1, 1999, the Seller and its subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed by the Seller to its stockholders since January 1, 1999 (and copies of all such reports, registrations statements and communications have been or will be delivered or otherwise made available by the Seller to the Buyer), (b) the Federal Reserve Board, (c) the FDIC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Seller Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, none of the Seller's subsidiaries is required to file any form, report or other document with the SEC. The Seller has made available to the Buyer true and complete copies of all amendments and modifications that have not been filed by the Seller with the SEC to all agreements, documents and other instruments that previously had been filed by the Seller with the SEC and are currently in effect. Except for normal periodic examinations (the "Bank Examinations") conducted by the FRB, the FDIC, or the Massachusetts Commissioner in the regular course of the business of the Seller and its subsidiaries, since January 1, 2001, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Seller, investigation into the business or operations of the Seller or any of its subsidiaries. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, the Seller and its subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any Bank Examination.

      4.10 Agreements with Banking Authorities. Neither the Seller nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to Seller or any of its subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Seller nor any of its subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order. Neither the Seller nor any of its subsidiaries has been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither the Seller nor any of its subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or any of its subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

      4.11 Absence of Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the Seller Balance Sheet and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement, since December 31, 2001, neither the Seller nor any of its subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller.

      4.12 Compliance with Applicable Law. Each of the Seller and each Significant Subsidiary thereof holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Seller and each Significant Subsidiary thereof has complied with and is not in violation of or default in any material respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller or such Significant Subsidiary, other than where such default or noncompliance will not result in, or create the possibility of resulting in any Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller, and neither the Seller nor any Significant Subsidiary of the Seller has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

      4.13 Taxes and Tax Returns. Except as set forth in Section 4.13 of the Disclosure Schedule:

            (a) Except where the failure to do so would not have a Material Adverse Effect on the Seller Companies as a whole, the Seller and each of its subsidiaries (referred to for purposes of this Section 4.13, collectively, as the "Seller Companies") have, since December 31, 1995, timely filed in correct form all Tax Returns that were required to be filed by any of them on or prior to the date hereof (the "Filed Tax Returns"), and have paid all Taxes shown as being due thereon.

            (b) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional Taxes as are being contested in good faith or which if determined adversely to the Seller Companies would not have a Material Adverse Effect on the Seller Companies as a whole. The Income Tax Returns of the Seller Companies have been examined by the Internal Revenue Service ("IRS") or other taxing authority, as applicable, for all years through 1997 and any liability with respect thereto has been satisfied. There are no material disputes pending or written claims asserted for Taxes or assessments upon any Seller Company, nor has any Seller Company been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Seller Companies, which if determined adversely to the Seller Companies would have a Material Adverse Effect on the Seller Companies as a whole. To the best knowledge of the Seller, no material Tax Return of any of the Seller Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Seller Company, except for such liens for Taxes that would not have a Material Adverse Effect on the Seller Companies as a whole.

            (c) Adequate provision has been made on the Seller Balance Sheet for all Taxes of the Seller Companies in respect of all periods through the date hereof. In addition, (a) proper and accurate amounts have been withheld by each Seller Company from their respective employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, county and local laws; (b) federal, state, county and local returns which are accurate and complete in all material respects have been filed by the Seller Companies for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and
(c) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Seller in its consolidated financial statements included in its Annual Report on Form 10K for the period ended December 31, 2001, or, with respect to returns filed after the date hereof, will be so paid or provided for in the consolidated financial statements of the Seller for the period covered by such returns.

            (d) Except with respect to intra-Seller Company agreements made or required under the federal consolidated tax return regulations, none of the Seller Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

            (e) None of the Seller Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Seller Companies was the parent.

            (f) None of the Seller Companies has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code
Section 280G.

            (g) No property of any Seller Company is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Seller Companies has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by any Seller Company, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

      4.14 Labor. No work stoppage involving the Seller or any of its subsidiaries is pending or, to the best knowledge of the Seller's management, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere in any material respect with the respective business activities of the Seller or any of its subsidiaries. No employees of the Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller's management, no labor union is attempting to organize employees of the Seller or any of its subsidiaries.

      4.15 Employees.

            (a) Except as set forth in Section 4.15(a) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in Section 3(2) of ERISA, "employee welfare benefit plan" (the "Seller Benefit Plans"), as such term is defined in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or any of its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or any of its subsidiaries (collectively, the "Seller Other Plans").

            (b) The Seller shall have made available to the Buyer complete and accurate copies of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans: (i) plan document and any amendment thereto; (ii) trust agreement or insurance contract (including any fiduciary liability policy or fidelity bond), if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; (v) most recent annual report on Form 5500; and (vi) summary plan description.

            (c) Except as set forth in Section 4.15(c) of the Seller Disclosure Schedule, the current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

            (d) Except as set forth in Section 4.15(d) of the Seller Disclosure Schedule, to the best knowledge of the Seller, each of the Seller Pension Plans each of the Seller Other Plans and each of the Seller Benefit Plans, which are maintained or contributed to by the Seller, has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

            (e) To the best knowledge of the Seller, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Seller Pension Plan.

            (f) To the best knowledge of the Seller, each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Seller Pension Plan is tax exempt under Section 501(a) of the Code, and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

            (g) The Seller has made or provided for all contributions to the Seller Pension Plans required thereunder.

            (h) Except as set forth in Section 4.15(h) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

            (i) Except as set forth in Section 4.15(i) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries has ever (i) maintained any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, or
(ii) provided healthcare or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or state health continuation laws) or has ever promised to provide such post-termination benefits.

            (j) No law suits, governmental administrative proceedings, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, or to the best knowledge of the Seller, threatened with respect to any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan. There is no material correspondence between the Seller and any Governmental Authority related to any other Seller Pension Plan, Seller Benefit Plan or Seller Other Plan.

      4.16 Capitalization. The Seller and Seller Bank are "well capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

      4.17 CRA, Anti-money laundering and Customer Information Security. Neither Seller nor Seller Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause Seller Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the "CRA") and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory"; or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56, (the "USA Patriot Act") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by the Seller Bank pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of Seller Bank has adopted and Seller Bank has implemented an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      4.18 Material Agreements.

            (a) Except as set forth in any of the Seller Disclosure Schedules or the index of exhibits in the Seller's Annual Reports on Forms 10-K for the years ended December 31, 2001, 2000, and 1999, and except for this Agreement and the other Transaction Documents, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Seller, except those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment, including without limitation, employment as a consultant of any person or the election or retention in office or severance of any present or former director or officer of the Seller or any of its subsidiaries; (c) any contract, agreement, or understanding with any labor union; (d) any agreement by and among the Seller, any subsidiary of the Seller and/or any Affiliate thereof;
(e) any contract or agreement or amendment thereto that would be required to be filed as an Exhibit to a Form 10-K filed by the Seller as of the date hereof that has not been filed as an Exhibit to the Form 10-K filed by it for 2001; (f) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Seller or any of its subsidiaries to any officer or employee thereof, (g) any agreement, arrangement or commitment (whether written or oral) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, (h) any agreement, arrangement or commitment (whether written or oral) which materially restricts the conduct of any line of business by the Seller or any of its subsidiaries, or
(i) except for the Seller Stock Option Plans, any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Seller has previously delivered to the Buyer true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or any of its subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 4.18 of the Seller Disclosure Schedule, is referred to herein as a "Seller Contract."

            (b) (i) To the best knowledge of the Seller, each Seller Contract listed on such Seller Disclosure Schedule is legal, valid and binding upon the Seller or Seller subsidiary, as the case may be, and in full force and effect,
(ii) the Seller and each Seller subsidiary has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or any Seller subsidiary under any such Seller Contract.

      4.19 Property and Leases

            (a) Each of the Seller and each Seller subsidiary has good and marketable title to all the real property and all other property owned by it and included in the Seller Balance Sheet, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens that secure liabilities that are reflected in the Seller Balance Sheet or incurred in the ordinary course of business after the date of the Seller Balance Sheet, (B) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (C) inchoate mechanics' and materialmen's Liens for construction in progress, (D) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Seller or any of its subsidiaries consistent with past practice, (E) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (F) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or

Federal Home Loan Bank, interbank credit facilities, or any transaction by any Seller subsidiary acting in a fiduciary capacity (collectively, "Permitted Liens").

            (b) Each lease of real property leased for the use or benefit of the Seller or any of its subsidiaries to which any of the foregoing is a party requiring rental payments in excess of $1,000,000 during the period of the lease, and all amendments and modifications thereto, is in full force and effect, and there exists no material default under any such lease by the Seller or any of its subsidiaries nor, to the best knowledge of the Seller, any event which with notice or lapse of time or both would constitute a material default thereunder by the Seller or any other Seller subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to the Seller.

      4.20 Loan Portfolio. To the best knowledge of the Seller, all of the loan agreements, notes or borrowing arrangements with respect to loans in excess of $500,000 in original principal amount (collectively, "Loans") originated and held currently and at the Effective Time by the Seller or any of its subsidiaries, and any other Loans purchased and held currently and at the Effective Time by the Seller or any of its subsidiaries, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies of the Seller or such subsidiary. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Seller and its subsidiaries furnished to the Buyer by the Seller is, as of the respective dates indicated therein, true and complete in all material respects.

      4.21 Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Seller and its subsidiaries included in its Annual Report on Form 10-K for the period ended December 31, 2001, and none of the material investments made by the Seller or any of its subsidiaries since December 31, 2001, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

      4.22 Derivative Transactions. Neither the Seller nor any or its subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments except as agent on the order and for the account of others other than Federal Home Loan Bank advances or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Seller Bank's past practices.

      4.23 Insurance. Section 4.23(a) of the Seller Disclosure Schedule sets forth a summary of all material policies of insurance of the Seller and its subsidiaries currently in effect, which summary is accurate and complete in all material respects. All of the policies relating to insurance maintained by the Seller or any of its subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and, neither the Seller nor any of its subsidiaries has received any notice of cancellation with respect thereto. Except as set forth in

Section 4.23(b) of the Seller Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of the Seller or any of its subsidiaries which are maintained by the Seller or any such subsidiary which are otherwise included as assets on the books of the Seller or such subsidiary (i) are, or will at the Effective Time be, owned by the Seller or such subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Seller or such subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of the Buyer, and (ii) are accounted for properly as assets on the books of the Seller or such subsidiary in accordance with GAAP in all material respects.

      4.24 Environmental Matters.

            (a) Except as set forth in the Environmental Reports, each of the Seller and its subsidiaries and each property owned by any of them (the "Owned Property") and, to the best knowledge of the Seller, the Loan Properties (each as hereinafter defined), are, and have been, in compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except in each case as have not been or would not be material.

            (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Seller threatened, before any Governmental Authority or other forum in which the Seller, any of its subsidiaries, or any Owned Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) occurring at or on a site owned, leased or operated by the Seller or any of its subsidiaries, except in each case as have not been or would not be material.

            (c) To the best knowledge of Seller, there is no suit, claim, action or proceeding pending or threatened, before any Governmental Authority or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except in each case as have not been or would not be material.

            (d) Except as set forth in Section 4.24(d) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries, nor to their best knowledge any Loan Property, has received any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or
(c) of this Section 4.24 could reasonably be based, except in each case as have not been or would not be material. No facts or circumstances have come to the Seller's attention which have caused it to believe that a material suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 4.24 could reasonably be expected to occur.

            (e) During the period of (i) the Seller's or any of its subsidiaries' ownership or operation of any of their respective current properties or (ii) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Seller, there has been no release or presence of Hazardous Material or Oil in, on, under or affecting such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material. To the best knowledge of the Seller, prior to the period of (x) the Seller's or any of its subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, or (y) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in, on, under or affecting any such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material.

            (f) Neither Seller nor any of its subsidiaries is an owner or operator of any Loan Property and there are no Participation Facilities.

            (g) The following definitions apply for purposes of this Section 4.24: (i) "Loan Property" means any property in which the Seller or any of its subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property;
(ii) "Participation Facility" means any facility in which the Seller or any of its subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property;
(iii) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., or any other federal, state, or local environmental law, regulation, or requirement; (iv) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. ss. 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; and (v) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

      4.25 Administration of Accounts. Each of the Seller and any of its subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflects the assets of such fiduciary account.

      4.26 Investment Management Activities. None of the Seller or any of its subsidiaries is required to be registered as an investment adviser, a broker, dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, The Commodity Futures Trading Commission, the National Futures Association, the securities commission of any state or any self-regulatory body.

      4.27 Recent Acquisitions. Neither the Seller nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise and whether or due or to become due) arising out of or relating to any acquisition which has not been adequately provided for, reflected or disclosed in the Seller Reports or the Seller Balance Sheet.

      4.28 Seller Rights Agreement. Seller has taken all necessary action so that the entering into of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Seller Rights Agreement or enable or require the Seller rights issuable thereunder to be exercised, distributed or triggered, and to otherwise ensure that none of Parent, Buyer or any of their respective Affiliates is an Acquiring Person (as such term is defined in the Seller Rights Agreement) by reason of the execution of this Agreement, and that a Distribution Date (as such term is defined in the Seller Rights Agreement) does not occur by reason of the execution of this Agreement. The Seller has adopted an amendment to the Seller Rights Agreement in the form of Exhibit II attached hereto.

      4.29 State Takeover Laws. The Board of Directors of the Seller has approved the transactions contemplated by this Agreement and the Bank Merger Agreement and taken all other requisite action such that the provisions of Ch. 110F of the Massachusetts General Laws and the provisions of the Seller's Articles of Organization relating to special voting requirements for certain business combinations will not apply to this Agreement or any of the transactions contemplated hereby.

      4.30 Proxy Statement; Seller Information. The information relating to the Seller and its subsidiaries to be contained in the Seller Proxy Statement as described in Section 6.1 hereof, and any other documents filed with the SEC in connection herewith, will not, on the date the Seller Proxy Statement is first mailed to stockholders of the Seller or at the time of the Seller Stockholders Meeting, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Seller Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

      4.31 Deposit/Loan Agreements. The deposit and loan agreements of the Seller Bank comply in all material respects with all applicable laws, rules and regulations.

      4.32 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to the Seller pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

              ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, the Seller shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, including without limitation, implementing a retention program in furtherance thereof, which program shall be proposed by the Buyer after consultation with the Seller; provided, that if the Merger shall not be consummated, the Buyer shall reimburse the Seller for the cost of any retention bonuses paid to or earned by the employees prior thereto pursuant to such program, and (iii) take no action which would materially adversely affect or materially delay the ability of the Seller to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

      5.2 Seller Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Seller Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement (and the Buyer acknowledges that any action taken by the Seller or any of its subsidiaries prior to the Effective Time which is expressly permitted or required by this Agreement shall not be deemed a breach of any representation, warranty, agreement or covenant herein), the Seller shall not, and the Seller shall not permit any of its subsidiaries to, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed:

            (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of the Seller or any of its subsidiaries to the Seller or any of its subsidiaries; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, Federal Home Loan Bank borrowings, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

            (b) adjust, split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, make, declare or pay any dividend or make any other distribution on, whether payable in cash, stock, property or otherwise, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares or its capital stock (except (i) Seller shall be entitled to pay the cash dividend of $.15 per share of Seller Common Stock previously declared on May 29, 2002 and to be paid on July 15, 2002, (ii) in the event that the Closing has not occurred on or prior to October 31, 2002, the Seller shall be entitled to declare one or more dividends prior to the Effective Time to holders of record of Seller Common Stock prior to the Effective Time in an amount equal to $.15 per share for each full calendar quarter after June 30, 2002 and prior to the Effective Time, and (iii) dividends paid by any of the wholly owned subsidiaries of the Seller to the Seller or any of its wholly-owned subsidiaries); or issue, sell pledge or encumber any additional shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, except up to a maximum of 390,000 shares of Seller Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement or except pursuant to the Seller Rights Agreement;

            (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in each case contemplated by this clause (c) in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

            (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or commitment to make such an investment, and, in any event regardless of whether consistent with past practice, make any such investment or commitment to make such an investment which is in excess of $1.0 million; provided, however, that the terms of this
Section 5.2(d) shall not apply to the Seller's investment securities portfolio or gap position, each of which is expressly covered by Section 5.2(i) hereof;

            (e) except for transactions in the ordinary course of business consistent with past practice, enter into, terminate or renew any material contract or agreement, or make any change in any of its material contracts;

            (f) (i) adopt, amend, renew or terminate any plan or any agreement, arrangement or plan between the Seller or any of its subsidiaries and one or more of its current or former directors, officers or employees; (ii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or any of its subsidiaries; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund policy or arrangement providing for any benefit to any director, officer or employee; or (iv) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in all cases contemplated by clauses (i),
(ii), (iii) or (iv), other than in the ordinary course of business consistent with past practice; provided, that, notwithstanding anything to the contrary set forth in this Agreement, prior to the Closing Date, the Seller shall be permitted to pay bonuses to the employees of Seller and its subsidiaries for that portion of the 2002 fiscal year completed through the Effective Time; provided, however, that the aggregate bonuses paid by the Seller to employees pursuant to this Section 5.2(f) shall not exceed $350,000 times the number of days elapsed during the 2002 fiscal year through the Effective Time divided by 365.

            (g) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice;

            (h) amend its Articles of Organization, its By-Laws, or, prior to or on the record date for the Sellers Stockholders Meeting, the Seller Rights Agreement;

            (i) other than after prior consultation with the Buyer, or in the ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (j) enter into any new line of business or file any application to relocate or terminate the operations of any banking office of the Seller or any of its subsidiaries or, other than after prior consultation with Buyer, materially expand the business currently conducted by the Seller and its subsidiaries;

            (k) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets other than other real estate owned;

            (l) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than in the ordinary and usual course of business consistent with past practice, and in all cases the Seller agrees to obtain the consent of the Buyer with respect to any capital expenditures that individually exceed $50,000 or cumulatively exceed $250,000;

            (m) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants; or make any tax election or settle or compromise any federal, state, local or foreign tax liability;

            (n) make any new or additional equity investment in real estate or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

            (o) change in any material respect its loan policies, except as required by regulatory authorities;

            (p) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any lease, contract, agreement or commitment for office space, operations space or branch space to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries or their respective properties is bound; or (ii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Seller or any of its subsidiaries of more than $200,000 or having a term of one year or more from the date of execution;

            (q) commit any act or omission which constitutes a material breach or default by the Seller or any of its subsidiaries under any Regulatory Agreement or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

            (r) engage in any activity that would result in the disqualification of Medford Securities Corporation as a security corporation, as described in
Section 38B(b) of Chapter 63 of the MGL;

            (s) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

            (t) authorize or agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

      5.3 Buyer Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Buyer and its Affiliates shall not, and the Buyer shall not permit any of its subsidiaries to, without the prior written consent of the
Seller:

            (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions of the Merger set forth in
Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement;

            (b) take any action that is intended or may reasonably be expected to materially adversely affect or, materially delay its ability to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

            (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

      5.4 System Conversions. From and after the date hereof, the Buyer and the Seller shall meet on a regular basis to discuss and plan for the conversion of the Seller's and its subsidiaries' data processing and related electronic informational systems to those used by the Buyer and its subsidiaries, which planning shall include, but not be limited to, discussion of Seller's third-party service provider arrangements, non-renewal of personal property leases and software licenses used by the Seller or any of its subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Seller shall not be obligated to take any such action prior to the Effective Time and, unless the Seller otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that the Seller or any of its subsidiaries takes, at the request of the

Buyer, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, the Buyer shall indemnify the Seller and its subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

      5.5 Certain Changes and Adjustments. Prior to the Closing, the Buyer and the Seller shall consult with each other concerning the Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Buyer's plans with respect to the foregoing after the Effective Time; provided, however, that neither the Seller nor the Seller Bank shall be obligated to take any action pursuant to this Section which is inconsistent with GAAP or to which the Seller's independent auditors object and, in any event, unless and until the Buyer acknowledges, and the Seller and the Seller Bank are satisfied, that all conditions to either party's obligation to consummate the Merger have been satisfied and that the Buyer shall consummate the Merger in accordance with the terms of this Agreement. No action taken by the Seller or the Seller Bank pursuant to this Section or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect. In the event that the Seller or any of its subsidiaries takes, at the request of the Buyer, any action pursuant to this
Section 5.5, the Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses and charges, and the costs of reversing the action taken, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

      5.6 Branches. Prior to the Effective Time, the Buyer and the Seller shall consult and cooperate with each other concerning alignment of the Buyer's and the Seller Bank's branches following the Effective Time.

      5.7 Servicing. The Seller agrees that upon the expiration of any of the Seller's or its subsidiaries' 401(k) servicing agreements prior to the Closing, it will enter into a new 401(k) servicing agreement with the same service provider as the Buyer, provided, however, that the Seller or its subsidiaries shall not be obligated to do so unless the terms of such new agreement are comparable to or not materially less favorable than terms then available to the Seller. If requested by the Buyer, the Seller shall, and shall cause certain of its subsidiaries to, provide notices of termination with respect to certain other servicing arrangements of the Seller or its subsidiaries existing as of the date hereof; provided, however, that, if for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses, charges, and the costs of reversing the action taken or entering into a new servicing agreement on terms substantially similar to the servicing arrangements so terminated pursuant to this Section 5.7.

      5.8 Purchaser Products and Services. From and after the date of this Agreement, the Buyer and the Seller shall consult with each other on the introduction of products and services not currently offered by the Seller Bank which the Buyer would expect to make available to customers following the Effective Time; provided, however, that nothing herein shall obligate the Seller to offer any such products or services prior to the Effective Time.


                                      (29)

      5.9 ALCO Management. The Seller and the Seller Bank agree to manage their assets and liabilities in accordance with Seller's asset and liability management policy as in effect on the date hereof, unless otherwise agreed by the parties. Neither the Seller nor the Seller Bank shall amend or modify such policy without the express written consent of the Buyer. The Seller and the Buyer agree to consult on investment programs to be administered by the Seller Bank.

      5.10 Deposit Incentive Plan. The Seller agrees that it will consult with the Buyer in the development and implementation of policies and programs to retain deposits and, following the execution and delivery of this Agreement, the Seller and the Buyer shall adopt and implement a deposit incentive plan for management and branch staff of the Seller and the Seller Bank (the "Deposit Incentive Plan") on such terms and conditions as may be mutually agreed upon by the Seller and the Buyer and set forth in the Deposit Incentive Plan. The purpose of the Deposit Incentive Plan shall be to incentivize management and branch staff to increase the deposits held by the Seller Bank through the period of the system conversion. Any such Deposit Incentive Plan shall be funded by the Buyer.

      5.11 Charitable Foundation. At least two (2) days prior to the Effective Time, the Seller shall establish a charitable foundation with initial assets of $2 million. The trustees of such foundation shall be three senior officers of the Buyer; provided, however, that if the Merger is not consummated for any reason the trustees of said foundation shall be appointed by the Seller. Buyer agrees that if the Merger is not consummated for any reason, Buyer shall reimburse Seller for all amounts previously contributed to such charitable foundation at the Buyer's request (including the $2 million referenced in the previous sentence).

                       ARTICLE VI - ADDITIONAL AGREEMENTS

      6.1 Regulatory Matters; Consents.

            (a) The Seller will as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Seller Stockholders Meeting") to be held as soon as possible following clearance by the SEC of the Seller Proxy Statement, for the purpose of approving this Agreement and the Merger.

            (b) The Seller's Board of Directors has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Seller's stockholders, and except as provided in Section 6.2, the Board of Directors of the Seller shall at all times recommend approval and adoption of this Agreement and the Merger by the Seller's stockholders.

            (c) As soon as practicable after the date hereof, and in any event by July 22, 2002, the Seller shall prepare and file a proxy statement with the SEC under the Exchange Act (the "Seller Proxy Statement") and shall use its reasonable best efforts to have the Seller Proxy Statement cleared by the SEC. The Buyer and the Seller shall cooperate with each other in the preparation of the Seller Proxy Statement and the Seller shall notify the Buyer promptly of the receipt of any comments of the SEC with respect to the Seller Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Buyer promptly copies of all correspondence between the Seller or any representative of the Seller and the SEC. The Seller shall give the Buyer and its counsel the opportunity to review and discuss the Seller Proxy Statement prior to its being filed with the SEC and shall give the Buyer and its counsel the opportunity to review and discuss all amendments and supplements to the Seller Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyer and the Seller agrees to use its reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Seller Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Seller Common Stock entitled to vote at the Seller Stockholders Meeting referred to in Section 6.1(a) hereof at the earliest practicable time.

            (d) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. The Buyer and the Seller shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Buyer or the Seller, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (e) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Seller Proxy Statement or any other statement, filing, notice or application made by or on behalf of any Affiliate of the Buyer, the Buyer or the Seller or any of their respective subsidiaries to any Governmental Authority in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

            (f) The Buyer and the Seller shall promptly advise each other upon receiving (and the Buyer shall so advise with respect to communications received by any Affiliate of the Buyer) any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

      6.2 No Solicitation. Seller agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (collectively, its "Agents") to, directly or indirectly, solicit, initiate, knowingly encourage or take any action to facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any offer or proposal regarding, or participate in any discussions or negotiations with, or provide any information to, any Person (other than the Buyer and its Affiliates or representatives) concerning any Acquisition Transaction or enter into any definitive agreement, arrangement or understanding for any Acquisition Transaction or requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, that the Seller or its Agents may furnish or cause to be furnished information to, and negotiate or otherwise engage in discussions with, any individual or entity that delivers a written proposal for an Acquisition Transaction that was not solicited, knowingly encouraged or facilitated by the Seller or any of its Agents after the date of this Agreement if and so long as (A) the Board of Directors of the Seller determines (i) in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable laws and (ii) that such a proposal is or would be reasonably likely to result in a Superior Proposal and (B) prior to furnishing any information to such individual or entity, Seller shall enter into a confidentiality agreement with such individual or entity that is no less restrictive, in any material respect, than the Confidentiality Agreement dated June 6, 2002 by and between Buyer and Seller (the "Confidentiality Agreement"), and Seller shall enforce, and shall not waive any of the provisions of any such confidentiality agreement. The Board of Directors of the Seller shall be permitted to withdraw, modify or change in a manner adverse to the Buyer (or not to continue to make) its recommendation to the Seller's stockholders required under Section 6.1(b) and/or comply with Rule 14e-2 under the Exchange Act with respect to an Acquisition Transaction if, but only if, (a) after consultation with the Seller's outside legal counsel, the Board of Directors of the Seller determine that failing to take such action, in response to an unsolicited bona fide written Superior Proposal, would be inconsistent with the fiduciary duties of the Board of Directors of the Seller under applicable law, (b) the Seller has given the Buyer five (5) business days' prior written notice of its intention to do so and the Seller's Board of Directors has considered any changes to this Agreement (if any) proposed by the Buyer and has determined, after consultation with the Seller's outside legal counsel and after consultation with a financial advisor of nationally recognized reputation, that such unsolicited proposal remains a Superior Proposal, and (c) the Seller has complied in all material respects with this Section 6.2 (provided, that the foregoing shall in no way limit or otherwise affect Buyer's right to terminate this Agreement pursuant to Section 8.1(f)). Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Seller shall not change the approval of the Board of Directors of the Seller for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement, including the Merger or the transactions contemplated by this Agreement.

Seller immediately will cease, and shall cause its subsidiaries and its subsidiaries' representatives to cease, all existing activities, discussions and negotiations with any individual or entity conducted heretofore with respect to any proposal for an Acquisition Transaction and request the return or destruction of all confidential information regarding Seller or its subsidiaries provided to any such individual or entity prior to the date of this Agreement pursuant to the terms of any confidentiality agreements and the Seller shall enforce, and shall not waive, any of the provisions of any such confidentiality agreement.

From and after the execution of this Agreement, Seller shall advise Buyer within the Notice Period (as defined below) of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Transaction (including a summary of material and significant terms thereof and the identity of the other individual or entity or individuals or entities involved), or its receipt of any request for information from the Federal Reserve Board, the DOJ, or any other Governmental Authority with respect to an Acquisition Transaction, and promptly furnish to Buyer a copy of any such written proposal in addition to a copy of any information provided to or by any third party relating thereto. In addition, Seller shall immediately advise Buyer, in writing, if the Board of Directors of the Seller shall make any determination as to any Acquisition Transaction as contemplated by the proviso to the first sentence of this Section 6.2. Nothing contained in this Section 6.2 shall prohibit Seller from, at any time, taking and disclosing to the Seller's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or making any disclosure required by Rule 14a-9 under the Exchange Act so long as the requirements set forth in this Section 6.2 are satisfied. For the purposes of this Agreement, "Superior Proposal" shall mean any bona fide Acquisition Transaction on terms the Board of Directors of the Seller determines in its good faith judgment and taking into account the advice of a financial advisor of nationally recognized reputation (taking into account all the terms and conditions of the Acquisition Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation, the likelihood and anticipated timing of consummation and all legal, financial, regulatory and other aspects of the proposal and the individual or entity making the proposal) are in the aggregate more favorable and provide greater value to all the Seller's stockholders than this Agreement and the Merger taken as a whole. For purposes of this Agreement, "Acquisition Transaction" means any offer or proposal for, or any indication of interest in (w) a merger, tender offer, recapitalization, or consolidation, or any similar transaction, involving the Seller or any Significant Subsidiary of the Seller, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Seller or all or substantially all of the assets or deposits of any Significant Subsidiary of the Seller, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Seller or any Significant Subsidiary of the Seller, or (z) any substantially similar transaction. For purposes of this Agreement, the term "Notice Period" shall mean (x) with respect to written inquiries or proposals or other written materials, written notice immediately and in no event later than 24 hours after receipt thereof and (y) with respect to oral inquires, discussions, negotiations, or proposals, oral notice immediately and in no event later than 24 hours after receipt thereof, followed by written notice in no event later than one (1) business day after receipt of such oral inquires, discussions, negotiations, or proposals. Nothing in this
Section 6.2 shall affect Seller's obligation to hold the Seller Stockholders Meeting in accordance with Section 6.1 above.

      6.3 Access to Information.

            (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Buyer and the Seller, for the purposes of verifying the representations and warranties of the other and relating to the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of the Buyer and the Seller shall, and shall cause their respective subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Buyer or the Seller, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Buyer's or the Seller's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) All information furnished by any party hereto to the other or its representatives pursuant hereto shall be treated as the sole property of the party providing the information and, if the Merger shall not occur, the party being furnished such information shall return to the other party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The parties hereto shall, and shall use their reasonable best efforts to cause their representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the possession of the party being furnished such information prior to the disclosure thereof by the other party, (y) was then generally known to the public, or (z) was disclosed to the party being furnished such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law.

            (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

      6.4 Legal Conditions to Merger. Each of the Buyer and its Affiliates and the Seller shall, and the Seller shall cause its subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party that is required to be obtained by the Buyer or the Seller or any of their respective subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

      6.5 Employment and Benefit Matters.

            (a) Provision of Benefits. From and after the Effective Time, the Buyer agrees to provide the employees of the Seller and its subsidiaries (the "Seller Employees") who remain employed after the Effective Time (collectively, the "Transferred Seller Employees") with at least the types and levels of employee benefits (including employee contribution levels) maintained by the Buyer for similarly situated employees of the Buyer. The Buyer will treat, and cause its applicable benefit plans to treat, the service of Seller Employees with Seller or any subsidiary of Seller as service rendered to the Buyer or any Affiliate of Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, the Buyer shall not treat any employee of the Seller or any of its subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of the Buyer for a pre-existing medical condition, and any deductibles paid under any of Seller's or its subsidiaries health plans shall be credited towards deductibles under Buyer's health plans upon delivery to the Buyer of appropriate documentation. The Buyer will make appropriate arrangements with its insurance carrier(s) to ensure such result.

            (b) Continuation of Plans. Notwithstanding anything to the contrary contained herein, the Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Seller; provided, however, that the Buyer shall continue to maintain the Seller plans (other than stock based or incentive plans or stock funds in retirement plans) until the Seller Employees are permitted to participate in the Buyer's plans. Nothing in this Agreement shall alter or limit the Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Seller Employees and their qualified beneficiaries in connection with the group health plan maintained by the Seller as of the Effective Time.

            (c) Severance Pay Plan. As of the Effective Time, Buyer shall honor, in accordance with its terms, the Medford Savings Bank Severance Pay Plan (the "Severance Pay Plan"); provided, that the foregoing shall not prohibit the Buyer from terminating or amending the Severance Pay Plan at any time after the expiration of the one-year period following the Effective Time. The Seller agrees that the Severance Pay Plan shall not be modified or amended without the Buyer's written consent. In addition, the Buyer agrees to provide selected outplacement services to terminated employees consistent with its past practices.

            (d) Compensation Agreements. Following the Effective Time, the Buyer shall honor and shall cause its subsidiaries to honor in accordance with their terms all written employment, termination, severance (other than the Severance Pay Plan), change in control, and other compensation agreements all as disclosed in Section 6.5(d) of the Seller Disclosure Schedule (the "Compensation Agreements"), and the Buyer will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of the Seller or any subsidiary of the Seller under, any such Compensation Agreements. The Seller shall make, or shall be permitted to make, all payments reflected in Section 6.5(d) of the Seller Disclosure Schedule immediately prior to the Effective Time. This Section 6.5(d) is intended to be for the benefit of and enforceable by the respective parties to those agreements and their heirs and representatives.

            (e) Parachute Payouts. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Seller or any of its subsidiaries take any action or make any payments that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

            (f) Continuation of Employment. No provision of this Section 6.5 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller in respect of continued employment (or resumed employment) with the Buyer or any of its Affiliates and no provision of this Section 6.5 shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee program or any plan or arrangement which may be established by the Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate after the Effective Time any such plans or arrangements of the Buyer or any of its Affiliates.

      6.6 Directors' and Officers' Indemnification and Insurance.

            (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Seller or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Seller, any of the Seller's subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer; provided, however, that (1) the Buyer shall have the right to assume the defense thereof and upon such assumption the Buyer or the Bank shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Buyer shall pay the reasonable fees and expenses of additional counsel to the extent necessary to avoid such conflict, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Buyer thereof, provided, that the failure to so notify shall not affect the obligations of the Buyer under this Section 6.6 except to the extent such failure to notify materially prejudices the Buyer. The Buyer's obligations under this Section 6.6 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

            (b) The Buyer shall maintain the Seller's (including its subsidiaries') existing directors' and officers' liability insurance (the "D&O Insurance") covering persons who are currently covered by the Seller's D&O Insurance for a period of six (6) years after the Effective Time on terms no less favorable than those in effect on the date hereof and shall at the Effective Time provide evidence of such extension of coverage to the Seller; provided, however, that the Buyer may substitute therefor policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof. In connection with the foregoing, the Seller agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

            (c) In the event the Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Buyer assume the obligations set forth in this section.

            (d) The provisions of this Section 6.6 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the charter or by-laws of the Seller or any of its subsidiaries, any contract or applicable law.

      6.7 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Buyer.

      6.8 Advice of Changes. The Buyer and the Seller shall each promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      6.9 Update of Disclosure Schedules. From time to time prior to the Effective Time, the Seller will promptly supplement or amend the Seller Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Seller Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.2(b) hereof or compliance by the Seller with the covenants set forth in Article V hereof.

      6.10 Current Information.

            (a) As soon as practicable, the Seller will furnish to the Buyer copies of all such financial statements and reports as it or any of its subsidiaries shall send to its stockholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

            (b) Promptly upon receipt thereof, the Seller will furnish to the Buyer copies of all internal control reports submitted to the Seller and its subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Seller and its subsidiaries made by such auditors.

            (c) The Seller will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or any of its subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Seller or any of its subsidiaries, and will keep the Buyer reasonably informed of such events.

      6.11 Transition Committee. Immediately upon the execution of this Agreement, the Seller shall designate certain of its respective employees as "Liaisons." During the period from the date of this Agreement to the Effective Time, the Seller's Liaisons will (a) confer on a regular and continued basis with representatives of the Buyer to report on (i) the general status of the ongoing operations of the Seller and its subsidiaries,
(ii) the status of, and the action proposed to be taken with respect to, those loans held by the Seller or any of its subsidiaries which, either individually or in combination with one or more other loans to the same borrower thereunder, have an aggregate outstanding principal amount of $250,000 or more and are classified or non-performing assets, and (iii) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned, and (b) communicate with respect to the manner in which the business of the Seller and its subsidiaries are conducted and the disposition of certain assets after the Effective Time, the type and mix of products and services, personnel matters, branch alignment, branch closings, the granting of credit, and problem loan management, reserve adequacy and accounting. In order to facilitate the foregoing, the Seller and the Buyer shall promptly establish a transition committee (the "Transition Committee"), which will meet on a regular basis to discuss these matters and may establish sub-committees from time-to-time to pursue various issues. In addition, during the period from the date of this Agreement to the Effective Time, within two business days after the Seller Bank delivers to the members of its senior credit committee applicable information and reports for the next upcoming meeting of such committee, the Seller shall provide to a representative designated by the Buyer located in Boston, Massachusetts access to the same information and reports as are provided to the Seller Bank's senior credit committee members with respect to new commercial loans and extensions of credit proposed to be made by the Seller Bank in excess of $250,000. The representative designated by the Buyer shall also be allowed to attend the Seller Bank's senior credit committee meetings for commercial loans and be a non-voting observer thereof. The Seller, if requested by the Buyer, will assist the Buyer to prepare to sell a portion of its single family residential mortgage loans and mortgage loan servicing rights following the Effective Time; provided, that Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses and charges incurred by Seller in connection therewith if the Merger is not consummated in accordance with the terms of this Agreement. Moreover, to facilitate the transactions contemplated herein, immediately upon execution of this Agreement, the Seller will designate a Senior Vice President to assist Buyer with interim operating and conversion matters.

      6.12 Bank Merger. Unless otherwise determined by the Buyer prior to the Closing, at the effective time of the Bank Merger the Articles of Organization and By-Laws of the Buyer, as in effect immediately prior thereto, shall be the Articles of Organization and By-Laws of the Surviving Bank until thereafter amended as provided by law and such Articles of Organization and By-Laws. The directors and officers of the Buyer immediately prior to the effective time of the Bank Merger shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified.

      6.13 Organization of the Merger Sub.

            (a) Prior to the Effective Time, the Buyer will take any and all necessary action to cause (i) the Merger Sub to be organized, (ii) the Merger Sub to become a direct wholly owned subsidiary of the Buyer, (iii) the directors and stockholders of the Merger Sub to approve the transactions contemplated by this Agreement, (iv) the Merger Sub to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to the Seller, whereupon the Merger Sub shall become a party to and be bound by this Agreement, and

(v) the Merger Sub to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

            (b) On and as of the date the Merger Sub becomes a party to this Agreement, the Buyer and the Merger Sub shall, jointly and severally, represent and warrant to the Seller as follows:

                  (i) The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and all of its outstanding capital stock are owned, directly, by the Buyer. Since the date of its organization, the Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement;

                  (ii) The Merger Sub has all necessary corporate power and
            authority to enter into this Agreement and to carry on its obligations hereunder. The execution and delivery of this Agreement by the Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Merger Sub and will not (A) conflict with or violate the Articles of Organization or By-laws of the Merger Sub or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Merger Sub or by which any of its properties or assets is bound or affected; and

                  (iii) The Merger Sub has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Merger Sub enforceable against the Merger Sub in accordance with its terms.

      6.14 Community Commitments. From and after the Effective Time, Buyer shall use its reasonable efforts to continue the community commitments undertaken by the Seller Bank prior to the date hereof in the communities currently served by the Seller Bank.

      6.15 Citizens Financial Group. The Parent agrees to cause the Buyer, its subsidiary, to perform its obligations hereunder, and the Parent and the Buyer shall be jointly and severally liable for all of the obligations of the Buyer hereunder.

      6.16 Section 16 Matters. Prior to the Effective Time, the Board of Directors of each of Buyer and Seller, or appropriate committees of non-employee directors thereof, shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Seller or any Seller Subsidiary who is a covered person of Seller for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16") of shares of Seller Common Stock or Seller Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

                       ARTICLE VII - CONDITIONS PRECEDENT

      7.1 Conditions to Each Party's Obligations To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) Stockholder's Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the holders of the outstanding shares of Seller Common Stock present and voting at the Seller Stockholders Meeting in accordance with applicable law.

            (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Merger or the Bank Merger.

      7.2 Conditions to the Obligations of the Buyer. The obligation of the Buyer to effect the Merger is also subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

            (a) Absence of Material Adverse Changes. There shall not have occurred any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller and its subsidiaries taken as a whole.

            (b) Representations and Warranties. The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date. The Buyer shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer of the Seller.

            (c) Performance of Obligations of the Seller. The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Seller by the chairman or president and the chief financial officer to such effect.

            (d) Consents Under Agreements. The consent, approval or waiver of each person (other than Requisite Regulatory Approvals contemplated in Section 7.1(b)) whose consent or approval shall be required in order to permit the lawful consummation of the Merger and the Bank Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of the Seller or the Seller Bank to the Buyer.

            (e) Stockholders Agreements. Agreements, substantially in the form attached as Exhibit III hereto, shall have been executed and delivered by the directors and the senior executive officers of the Seller set forth in Section 7.2(e) of the Seller Disclosure Schedule.

      7.3 Conditions to the Obligations of the Seller. The obligation of the Seller to effect the Merger is also subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time (or if made as of a specified date, only as of such date). The Seller shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer of the Buyer.

            (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by the chairman or president and the chief financial officer to such effect.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Seller:

            (a) by mutual consent of the Seller and the Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either the Board of Directors of the Buyer or the Board of Directors of the Seller if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

            (c) by either the Board of Directors of the Buyer or the Board of Directors of the Seller if the Merger shall not have been consummated on or before March 31, 2003, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either the Board of Directors of the Buyer or the Board of Directors of the Seller (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach;

            (e) by either the Buyer or the Seller if the approval of the Seller's stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such party's stockholders or at any adjournment thereof; or

            (f) by the Buyer, if the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner materially adverse to the Buyer.

      8.2 Effect of Termination.

            (a) In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Buyer, the Seller, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.3(b), 8.2, 9.2 and
9.3 and all obligations of the Buyer to indemnify or reimburse the Seller under
Article V hereof and all other obligations of the parties intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; provided, however, that, notwithstanding anything to the contrary herein, all obligations of the Buyer to indemnify or reimburse the Seller under Article V hereof shall terminate in the event that this Agreement is terminated by the Buyer pursuant to Sections 8.1(f) hereof; and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Buyer nor the Seller shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity.

            (c) In the event this Agreement is terminated by

                  (i) the Buyer pursuant to Section 8.1(f);

                  (ii) by either the Buyer or Seller pursuant to Section 8.1(e)
            in circumstances where the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner adverse to Buyer; or

                  (iii) by either the Buyer or Seller pursuant to Section 8.1(e)
            in circumstances where both (x) within twelve (12) months of such termination, the Seller shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Transaction with any person other than the Buyer or any Affiliate of the Buyer and (y) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any person (other than the Buyer or any Affiliate of the Buyer) shall have (A) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction, or (B) filed an application (or given a notice), whether in draft or final form, under the BHCA or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction, then Seller shall make a cash payment to the Buyer in the amount of $13,000,000 (the "Expense Fee") upon such termination. Any payment required under this
Section 8.2(c) shall be payable by the Seller to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer) within two
(2) business days after demand by the Buyer.

      8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of the Buyer and the Seller; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Seller Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Seller Common Stock hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                           ARTICLE IX - MISCELLANEOUS

      9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that relate to actions to be taken at Closing), unless extended by mutual agreement of the parties (the "Closing Date").

      9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Bank Merger Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for Sections 6.5 and 6.6 and any other Section which by its terms specifically applies in whole or in part after the Effective Time.

      9.3 Expenses. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      9.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

            (a) If to Buyer, to:          Citizens Bank of Massachusetts
                                          28 State Street
                                          Boston, MA 01209
                                          Attention: Thomas J. Hollister
                                                     President and Chief
                                                     Executive Officer

            (b) If to Parent, to:         Citizens Financial Group, Inc.
                                          One Citizens Plaza
                                          Providence, RI 02903-1339
                                          Attention: Lawrence K. Fish
                                                     Chairman, President and
                                                     Chief Executive Officer
            and to:                       Citizens Financial Group, Inc.
                                          28 State Street
                                          Boston, MA 02109
                                          Attention: Joel J. Brickman, Esq.
                                                     Senior Vice President,
                                                     General Counsel and
                                                     Secretary
                                          Tel: (617) 725-5928
                                          Fax: (617) 725-5620

            with required copies to:      Goodwin Procter  LLP
                                          One Exchange Place
                                          Boston, MA 02109
                                          Attention: Regina M. Pisa, P.C.
                                          Tel: (617) 570-1525
                                          Fax: (617) 523-1231

            (c) If to Seller, to:         Medford Bancorp, Inc.
                                          29 High Street
                                          Medford, MA 02155
                                          Attention: Arthur H. Meehan
                                                     Chairman, President
                                                     and Chief Executive
                                                     Officer
                                          Tel: (781) 395-7700
                                          Fax: (781) 395-9924


            (d) with required copies to:  Choate, Hall & Stewart
                                          Exchange Place
                                          Boston, MA 02109
                                          Attention: William Gelnaw, P.C. and
                                                     James A. McDaniel, P.C.
                                          Tel: (617) 248-5000
                                          Fax: (617) 248-4000

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or otherwise sent as provided above.

      9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require the Seller or the Buyer or any their respective subsidiaries or Affiliates to take any action which would violate applicable law, rule or regulation. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be June 13, 2002.

      9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law principles.

      9.9 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

      9.10 Publicity. Except as otherwise required by applicable law or the rules of the NASD, neither the Buyer nor the Seller shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the party, which consent shall not be unreasonably withheld.

      9.11 Assignment; Reliance of Other Parties. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Sections 6.5(d) and 6.6 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United

States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.13 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the time the Seller distributes its proxy statement, the Buyer shall be entitled to revise the structure of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, provided, that, each of the transactions comprising such revised structure shall not (i) subject the stockholders of Seller, Seller or any of its subsidiaries to adverse tax consequences, (ii) change the amount or form of consideration to be received by the stockholders of Seller, (iii) alter to the detriment of the Seller or its stockholders the benefits to be received by the Seller's stockholders hereunder, (iv) jeopardize or materially delay or impede the receipt of any required regulatory approvals relating to the consummation of the Merger or the Bank Merger, or (v) reduce the obligations of any party hereunder or under the Bank Merger Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

      9.14 Definitions. Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

      "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

      "Acquisition Transaction" shall have the meaning ascribed thereto in
Section 6.2 hereof.

      "Agreement" shall have the meaning ascribed thereto in the recitals.

      "Articles of Merger" shall have the meaning ascribed thereto in Section
1.2 hereof.

      "Bank Common Stock" shall have the meaning ascribed thereto in Section 4.2(b) hereof.

      "Bank Examinations" shall have the meaning ascribed thereto in Section 4.9 hereof.

      "Bank Merger Agreement" shall have the meaning ascribed thereto in the recitals.

      "Bank Merger" shall have the meaning ascribed thereto in the recitals.

      "Bank Regulator" shall mean and include, any pertinent federal or state Governmental Authority changed with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation, the FRB, the FDIC, the Massachusetts Commissioner and the MBBI.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "Buyer" shall have the meaning ascribed thereto in the recitals.

      "Certificate" shall have the meaning ascribed thereto in Section 1.4(b) hereof.

      "CIBC" shall have the meaning ascribed thereto in Section 4.6 hereof.

      "Claim" shall have the meaning ascribed thereto in Section 6.6(a) hereof. "Closing Date" shall have the meaning ascribed thereto in Section 9.1 hereof.

      "Closing" shall have the meaning ascribed thereto in Section 9.1 hereof.

      "Code" shall have the meaning ascribed thereto in Section 4.13(g) hereof.

      "Compensation Agreements" shall have the meaning ascribed thereto in
Section 6.5(d) hereof.

      "Competing Transaction" shall have the meaning ascribed thereto in Section
6.2 hereof.

      "Confidentiality Agreement" shall have the meaning ascribed thereto in
Section 6.2 hereof.

      "CRA" shall have the meaning ascribed thereto in Section 4.17 hereof.

      "D&O Insurance" shall have the meaning ascribed thereto in Section 6.6(b) hereof.

      "Deposit Incentive Plan" shall have the meaning ascribed thereto in
Section 5.10 hereof.

      "DIF" shall have the meaning ascribed thereto in Section 3.3 hereof.

      "Dissenting Shares" shall have the meaning ascribed thereto in Section 1.4(d) hereof.

      "DOJ" shall mean the U.S. Department of Justice.

      "DPC Shares" shall have the meaning ascribed thereto in Section 1.4(c) hereof.

      "Effective Time" shall have the meaning ascribed thereto in Section 1.2 hereof.

      "Environment" shall have the meaning ascribed thereto in Section 4.2(g) hereof.

      "EPA" shall have the meaning ascribed thereto in Section 4.24(a).

      "Equity Investment" shall have the meaning set forth for such term as of the date hereof in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. ss. 362.2(g).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall have the meaning ascribed thereto in Section 4.5 hereof.

      "Exchange Agent" shall have the meaning ascribed thereto in Section 2.1 hereof.

      "Expense Fee" shall have the meaning ascribed thereto in Section 8.2(c) hereof.

      "Expenses" shall have the meaning ascribed thereto in Section 8.2(b) hereof.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

      "Filed Tax Returns" shall have the meaning ascribed thereto in Section 4.13(a) hereof.

      "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

      "Governmental Authority" shall mean any United States federal, state or local governmental commission, board or other regulatory authority or agency, including courts and other judicial bodies.

      "Hazardous Material" shall have the meaning ascribed thereto in Section 4.24(g) hereof.

      "Indemnification Parties" shall have the meaning ascribed thereto in
Section 6.6 hereof.

      "Injunction" shall have the meaning ascribed thereto in Section 7.1(c) hereof.

      "IRS" shall have the meaning ascribed thereto in Section 4.13(b).

      "Liaison" shall have the meaning ascribed thereto in Section 6.11 hereof.

      "Liens" shall have the meaning ascribed to such term in Section 4.19(a) hereof.

      "Loan Property" shall have the meaning ascribed thereto in Section 4.24(g) hereof.

      "Loans" shall have the meaning ascribed to such term in Section 4.20 herein.

      "Massachusetts Commissioner" shall mean the Commissioner of Banks of The Commonwealth of Massachusetts.

      "Material Adverse Effect" shall mean, with respect to any Person, a change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such Person and its subsidiaries taken as a whole; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof by Governmental Authorities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of the Seller or any of its subsidiaries taken with the prior written consent of the Buyer, (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement and (e) changes in interest rates generally.

      "MBBI" shall mean the Massachusetts Board of Bank Incorporation.

      "MBCL" shall mean the Massachusetts Business Corporation Law.

      "Merger Consideration" shall have the meaning ascribed thereto in Section 1.4(a) hereof.

      "Merger Sub" shall have the meaning ascribed thereto in the recitals.

      "Merger" shall have the meaning ascribed thereto in the recitals.

      "MGL" shall mean the Massachusetts General Laws.

      "MHPF" shall have the meaning ascribed thereto in Section 3.3 hereof.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.

      "Oil" shall have the meaning ascribed thereto in Section 4.24(g) hereof.

      "Owned Property" shall have the meaning ascribed thereto in Section 4.24(a) hereof.

      "Parent" shall have the meaning ascribed thereto in the recitals.

      "Participation Facility" shall have the meaning ascribed thereto in
Section 4.24(g) hereof.

      "Permitted Liens" shall have the meaning ascribed to such term in Section 4.19(a).

      "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

      "Requisite Regulatory Approvals" shall have the meaning ascribed thereto in Section 7.1(b) hereof.

      "SEC" shall have the meaning ascribed thereto in Section 3.8 hereof.

      "Seller Balance Sheet" shall have the meaning ascribed thereto in Section
4.5 hereof.

      "Seller Bank" shall have the meaning ascribed thereto in the recitals.

      "Seller Benefit Plans" shall have the meaning ascribed thereto in Section 4.15(a) hereof.

      "Seller Common Stock" shall have the meaning ascribed thereto in Section 1.4(a) hereof.

      "Seller Companies" shall have the meaning ascribed thereto in Section 4.13(a) hereof.

      "Seller Contract" shall have the meaning ascribed to such term in Section 4.18(a) hereof.

      "Seller Disclosure Schedule" shall mean the disclosure schedule relating to the Seller delivered to Buyer together herewith.

      "Seller Employees" shall have the meaning ascribed thereto in Section 6.5(a) hereof.

      "Seller Other Plans" shall have the meaning ascribed thereto in Section 4.15(a) hereof.

      "Seller Pension Plans" shall have the meaning ascribed thereto in Section 4.15(a) hereof.

      "Seller Preferred Stock" shall have the meaning ascribed thereto in
Section 4.2(a) hereof.

      "Seller Proxy Statement" shall have the meaning ascribed thereto in
Section 4.30 hereof.

      "Seller Reports" shall have the meaning ascribed thereto in Section 4.9 hereof.

      "Seller Rights Agreement" shall mean that certain Amended and Restated Shareholders Rights Agreement, dated as of November 26, 1997, among the Seller, the Seller Bank and State Street Bank and Trust Company.

      "Seller Stock Option Plans" shall have the meaning ascribed thereto in
Section 1.6 hereof.

      "Seller Stockholders Meeting" shall have the meaning ascribed thereto in
Section 6.1(a) hereof.

      "Seller" shall have the meaning ascribed thereto in the recitals.

      "Severance Pay Plan" shall have the meaning ascribed thereto in Section 6.5(c) hereof.

      "Shares" shall have the meaning ascribed thereto in Section 1.4(a) hereof.

      "Significant Subsidiary" shall mean those subsidiaries set forth in
Section 9.14 of the Seller Disclosure Schedule.

       "Stockholders Agreements" shall mean those certain Stockholder Agreements dated as of the date hereof respectively between the Buyer and members of the Seller's board of directors and executive management and substantially in the form attached hereto as Exhibit B.

      "subsidiaries" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or, with respect to such corporation or other organization, at least twenty percent of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

      "Superior Proposal" shall have the meaning ascribed thereto in Section 6.2 hereof.

      "Surviving Bank" shall have the meaning ascribed thereto in the recitals.

      "Surviving Corporation" shall have the meaning ascribed thereto in Section
1.1 hereof.

      "Tax" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

       "Tax Return" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

      "Transaction Documents" shall mean this Agreement and the Bank Merger Agreement.

      "Transferred Seller Employees" shall have the meaning ascribed thereto in
Section 6.5(a) hereof.

      "Transition Committee" shall have the meaning ascribed thereto in Section
6.11 hereof.

      "Trust Account Shares" shall have the meaning ascribed thereto in Section 1.4(c) hereof.

      "USA Patriot Act" shall have the meaning ascribed thereto in Section 4.17 hereof.

      IN WITNESS WHEREOF, the Buyer, Parent and the Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                       CITIZENS FINANCIAL GROUP, INC.


                                       By:  /s/ Lawrence K. Fish
                                            ------------------------------------
                                            Name:   Lawrence K. Fish
                                            Title:  Chairman, President and
                                                    Chief Executive Officer
Attest:

                                       By:  /s/ Michael Edwards
                                            ------------------------------------
/s/ Joel J. Brickman                        Name:   Michael Edwards
-----------------------------------         Title:  Executive Vice President
Secretary                                           and Treasurer

                                       CITIZENS BANK OF MASSACHUSETTS


                                       By:  /s/ Thomas J. Hollister
                                            ------------------------------------
                                            Name:   Thomas J. Hollister
                                            Title:  President and Chief
                                                    Executive Officer
Attest:

                                       By:  /s/ Michael Edwards
                                            ------------------------------------
/s/ Joel J. Brickman                        Name:   Michael Edwards
-----------------------------------         Title:  Executive Vice President
Assistant Secretary                                 and Treasurer

                                       MEDFORD BANCORP, INC.


                                       By:  /s/ Arthur H. Meehan
                                            ------------------------------------
                                            Name:   Arthur H. Meehan
                                            Title:  Chairman, President and
                                                    Chief Executive Officer
Attest:

                                       By:  /s/ Phillip W. Wong
                                            ------------------------------------
/s/ Edward J. Gaffey                        Name:   Phillip W. Wong
-----------------------------------         Title:  Executive Vice President
Clerk                                               Chief Financial Officer